Exhibit 99.4

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 31, 2021	February 2, 2020

Cash flows from operating activities:
Net income	$9,509	$10,928
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	23,724	24,626
Share-based compensation	1,301	1,356
Changes in operating assets, liabilities and other	(8,247)	(6,125)

Net cash provided by operating activities	26,287	30,785

Cash flows from investing activities:
Purchases of property, plant and equipment	(17,532)	(13,807)
Government incentives	397	2,417
Other	(61)	(139)

Net cash used in investing activities	(17,196)	(11,529)

Cash flows from financing activities:
Proceeds from long-term debt	6,205	1,140
Purchase of treasury stock	(13,209)	(11,000)
Repayments of debt	(7,796)	(389)
Proceeds from share-based arrangements	765	2,886
Other	(315)	(248)

Net cash used in financing activities	(14,350)	(7,611)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5,195	149

Net (decrease) increase in cash, cash equivalents, and restrcited cash	(64)	11,794
Cash, cash equivalents, and restricted cash, beginning of period	281,602	209,291

Cash, cash equivalents, and restricted cash, end of period	$281,538	$221,085